United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2001

Saf-T-Hammer Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-29015	87-0543688

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14500 North Northsight, Suite 221, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 949-9700
(Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets.

      Pursuant to a Stock Purchase Agreement (the “Acquisition Agreement”) dated as of May 11, 2001 between Tomkins Corporation, a Delaware corporation (“Tomkins”) and Saf-T-Hammer Corporation (“Saf-T-Hammer”), Saf-T-Hammer acquired (the “Acquisition”) all of the issued and outstanding shares of Smith & Wesson Corp., a Delaware corporation (“Smith & Wesson”). As a result of the Acquisition, Smith & Wesson became a wholly owned subsidiary of Saf-T-Hammer. Saf-T-Hammer paid $15 million dollars (the “Purchase Price”) in exchange for all of the issued and outstanding shares of Smith & Wesson, $5 million of which was paid at closing and the balance of $10 million must be paid on or before May 11, 2002 pursuant to the terms of an unsecured promissory note issued by Saf-T-Hammer to Tomkins (the “Acquisition Note”). The Acquisition Note accrues interest at a rate of 9% per year and may be prepaid at any time without penalty or premium. The Purchase Price was the result of arm’s length negotiations between Saf-T-Hammer and Tomkins. The Acquisition Agreement and the Acquisition Note are attached as Exhibits 2.3 and 2.4.

      The assets owned by Smith & Wesson include two manufacturing facilities. The main facility is an approximately 660,000 square foot plant located in Springfield, Massachusetts. The other facility is an approximately 36,000 square foot plant in Houlton, Maine. Both facilities are used primarily to manufacture firearms. However,

Smith & Wesson also uses its machine-tooling capabilities at the Springfield facility to manufacture bicycles, handcuffs, golf clubs, and component parts for various industries. Saf-T-Hammer intends to continue to devote these facilities to their current uses.

      The Acquisition Agreement required Saf-T-Hammer to guaranty Smith & Wesson’s existing obligations to Tomkins under a promissory note issued on April 30, 1997 by Smith & Wesson to Tomkins (the “Tomkins Note”). In satisfaction of this condition, Saf-T-Hammer executed a Guaranty in favor of Tomkins dated May 11, 2001, a copy of which is attached to this report as Exhibit 2.5. The outstanding principal balance on the Tomkins Note immediately after the Acquisition was $30 million. The Tomkins Note, as amended, accrues interest at a rate of 9% per year, is unsecured, and has a term of ten years commencing on May 11, 2001. It may be prepaid in part or in whole at any time. Although the Tomkins Note is unsecured, it does contain covenants restricting the use of Smith & Wesson’s cash and other assets. Copies of the Tomkins Note and the First Amendment to Promissory Note dated May 11, 2001 between Tomkins and Smith & Wesson are attached hereto as Exhibits 2.6 and 2.7, respectively.

      The initial payment of $5 million was obtained as a loan (the “Loan”) from Colton Melby, an individual, pursuant to a Promissory Note & Loan Agreement dated May 6, 2001 between Saf-T-Hammer and Mr. Melby (the “Note”), which is attached hereto as Exhibit 4.1. Interest accrues on the Note at a rate of 12% per year and matures on May 15, 2002. Pursuant to the terms of the Note, Saf-T-Hammer was required to make an interest prepayment of $600,000 on the later of five business days after the consummation of the Acquisition or May 15, 2001. The Note was amended by a First Amendment to Promissory Note and Loan Agreement dated May 10, 2001 and attached hereto as Exhibit 4.2.

      The Note is secured by a pledge of all of the issued and outstanding stock of Smith & Wesson, as evidenced by a Stock Pledge Agreement dated effective as of May 11, 2001 between Saf-T-Hammer and Mr. Melby (the “Pledge Agreement”); a copy of the Pledge Agreement is attached hereto as Exhibit 4.3.

      In consideration for the making of the Loan, Saf-T-Hammer issued to Mr. Melby a Common Stock Purchase Warrant dated May 6, 2001 (the “Warrant”), which is attached hereto as Exhibit 4.4. The Warrant is exercisable immediately, expires six years after the date of issuance, and entitles Mr. Melby to purchase 7,094,500 shares of Saf-T-Hammer’s common stock, par value of $.001 per share, at the exercise price of $.40 per share subject to adjustment as set forth in the Warrant. Saf-T-Hammer also entered into a Registration Rights Agreement with Mr. Melby dated May 6, 2001, pursuant to which Saf-T-Hammer must file, within 45 days after the date of the Acquisition, a registration statement covering the resale of all of the shares to be issued upon conversion of any portion of the Warrant. The Registration Rights Agreement is attached hereto as Exhibit 4.5. Warrants were also issued to Clifford L. Melby, Christopher A. Melby, and Jack Saxwold in connection with the Loan. Each such warrant expires one year from the date of issuance and entitles the holder to purchase 300,000 shares of Saf-T-Hammer common stock, par value $.001 per share at the exercise price of (a) $.80 per share if exercised on or before May 21, 2001, (b) $2.00 per share if exercised from May 22, 2001 through June 30, 2001, and (c) $5.00 per share anytime after June 30, 2001 through the expiration date.

      Saf-T-Hammer paid a finders fee to Bryan Saxwold and Corey Lambrecht for arranging the Loan from Mr. Melby. The finder’s fee consisted of a cash payment of $250,000 to each finder and a warrant to purchase 354,725 shares of common stock at the exercise price of $1.00 per share in favor of each of Bryan Saxwold and Corey Lambrecht in the form attached hereto as Exhibit 4.6.

      The descriptions contained in this Item 2 of the terms and conditions of documents attached hereto as exhibits are qualified in their entirety by reference to the full text of such documents.

Item 7. Financial Statements and Exhibits.

      (a) The financial statements of Smith & Wesson, as required by Item 7 are not included in this report but will be filed with the Securities and Exchange Commission no later than July 28, 2001.

      (b) Saf-T-Hammer Corporation’s pro forma financial information required by Item 7 is not included in this report but will be filed with the Securities and Exchange Commission no later than July 28, 2001.

      (c) Exhibits

      2.3 Stock Purchase Agreement dated as of May 11, 2001 between Tomkins Corporation, a Delaware corporation and Saf-T-Hammer Corporation, pursuant to which Saf-T-Hammer Corporation acquired Smith & Wesson Corp.

      2.4 Note issued by Saf-T-Hammer Corporation to Tomkins dated May 11, 2001.

      2.5 Guaranty by and between Saf-T-Hammer Corporation and Tomkins dated May 11, 2001.

      2.6 Promissory Note dated April 30, 1997 issued by Smith & Wesson to Tomkins.

      2.7 First Amendment to Promissory Note dated May 11, 2001 between Tomkins and Smith & Wesson.

      4.1 Promissory Note & Loan Agreement dated May 6, 2001 between Saf-T-Hammer Corporation and Colton Melby.

      4.2 First Amendment to Promissory Note and Loan Agreement between Saf-T-Hammer Corporation and Colton Melby dated May 10, 2001.

      4.3 Stock Pledge Agreement effective as of May 11, 2001 between Saf-T-Hammer Corporation and Colton Melby.

      4.4 Common Stock Purchase Warrant dated May 6, 2001.

      4.5 Registration Rights Agreement between Saf-T-Hammer Corporation and Colton Melby dated May 6, 2001.

      4.6 Form of common stock purchase warrant issued to Bryan Saxwold and Corey Lambrecht.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 29, 2001.

Saf-T-Hammer Corporation, a Nevada corporation

By: /s/ Mitchell A. Saltz

Mitchell A. Saltz, Chief Executive Officer

SAF-T-HAMMER CORPORATION

EXHIBIT INDEX TO FORM 8-K
Dated May 11, 2001

Exhibit

      2.3 Stock Purchase Agreement dated as of May 11, 2001 between Tomkins Corporation, a Delaware corporation and Saf-T-Hammer, pursuant to which Saf-T-Hammer acquired Smith & Wesson Corp.

Schedules and attachments to Exhibit 2.3:

Disclosure Schedule

Exhibit A —Pending Litigation & Investigations

Exhibit B —Seller Obligations

Exhibit C —Guaranty

Exhibit D —Covenant Compliance Certificate

Exhibit E —Form of Buyer’s Note

Exhibit F —Letters of Credit

      2.4 Note issued by Saf-T-Hammer Corporation to Tomkins dated May 11, 2001.

      2.5 Guaranty by and between Saf-T-Hammer Corporation and Tomkins dated May 11, 2001.

      2.6 Promissory Note dated April 30, 1997 issued by Smith & Wesson to Tomkins.

      2.7 First Amendment to Promissory Note dated May 11, 2001 between Tomkins and Smith & Wesson.

      4.1 Promissory Note & Loan Agreement dated May 6, 2001 between Saf-T-Hammer and Colton Melby.

      4.2 First Amendment to Promissory Note and Loan Agreement between Saf-T-Hammer and Colton Melby dated May 10, 2001.

      4.3 Stock Pledge Agreement effective as of May 6, 2001 between Saf-T-Hammer and Colton Melby.

      4.4 Common Stock Purchase Warrant dated May 6, 2001.

      4.5 Registration Rights Agreement between Saf-T-Hammer and Colton Melby dated May 6, 2001.

      4.6 Form of common stock purchase warrant issued to Bryan Saxwold and Corey Lambrecht.

5